Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined balance sheet as of December 31, 2005 and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2005 are based on the historical financial statements of iPass and GoRemote after giving effect to iPass’ acquisition of GoRemote using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
     iPass and GoRemote have different fiscal years ending December 31st and October 31st, respectively. Accordingly, the unaudited pro forma condensed combined balance sheet combines iPass’ historical condensed consolidated balance sheet as of December 31, 2005 with GoRemote’s historical condensed consolidated balance sheet as of October 31, 2005, giving effect to the merger as if it had occurred on December 31, 2005. The unaudited pro forma condensed combined statement of income for the fiscal year ended December 31, 2005 combines iPass’ historical consolidated statement of income for the year then ended with GoRemote’s historical consolidated statement of operations for the fiscal year ended October 31, 2005.
     The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of GoRemote acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and analyses.
     The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities, as management is in the process of making these assessments and estimates of these costs are not currently known. However, liabilities ultimately will be recorded related to integration activities, including severance or relocation costs related to GoRemote employees, costs of vacating some facilities of GoRemote, or other costs associated with exiting activities of GoRemote. Any such adjustments to liabilities may be recorded as an adjustment to the purchase price and a corresponding offsetting adjustment to goodwill. In addition, iPass may incur significant restructuring charges upon completion of the acquisition or in subsequent quarters for severance or relocation costs related to iPass employees, or other costs associated with exiting activities of iPass. Any such restructuring charges would be recorded as an expense in the Statement of Operations in the period in which they were incurred.
     The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had iPass and GoRemote been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, iPass’ historical consolidated financial statements included in its Annual Report on Form 10-K, for its fiscal year ended December 31, 2005, and GoRemote’s historical consolidated financial statements for its fiscal year ended October 31, 2005, which are included as Exhibits 99.1 to this Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
OF IPASS AND GOREMOTE
As of December 31, 2005

	Historical		Pro Forma		Pro Forma
	iPass	GoRemote	Adjustments		Combined
		(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$37,829	$2,578	$—		$40,407
Short-term investments	146,727	14,048	(75,806)	h	84,969
Accounts receivable, net	23,347	5,916	—		29,263
Prepaid expenses and other current assets	3,777	791	—		4,568
Deferred income tax assets	4,555	—	10,252	l	14,807
Inventory	—	79	—		79
Deferred installation costs	—	1,919	(1,919)	j	—

Total current assets	216,235	25,331	(67,473)		174,093
Property and equipment, net	9,210	1,624	—		10,834
Other assets	1,561	352	—		1,913
Acquired intangibles, net	8,776	2,922	(2,922)	a	17,676
			8,900	g
Goodwill	18,692	21,612	(21,612)	b	71,623
			52,931	k
Deferred installation costs, less current portion	—	1,252	(1,252)	j	—

Total assets	$254,474	$53,093	$(31,428)		$276,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,669	$7,626	$—		$20,295
Accrued liabilities	12,523	2,259	3,097	e	19,462
			1,583	f
Deferred revenue	3,031	3,799	(3,530)	i	3,300
Restructuring accrual	—	180	(180)	m	—
Accrued compensation and benefits	—	1,332	—		1,332
Other current liabilities	—	1,498	—		1,498

Total current liabilities	28,223	16,694	970		45,887
Deferred revenue, less current portion	—	1,837	(1,837)	i	—
Restructuring accrual, less current portion	—	241	(241)	m	—

Total liabilities	28,223	18,772	(1,108)		45,887

Stockholders’ equity:
Common stock	64	42	(42)	c	64
Additional paid-in capital	245,456	214,512	(214,512)	c	257,675
			4,001	d
Deferred stock-based compensation	(593)	(37)	37	c	(593)
Accumulated other comprehensive loss	(307)	—	—		(307)
Accumulated deficit	(18,369)	(180,196)	180,196	c	(18,369)

Total stockholders’ equity	226,251	34,321	(30,320)		230,252

	$254,474	$53,093	$(31,428)		$276,139

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
OF IPASS AND GOREMOTE
For the Year Ended December 31, 2005

	Historical		Pro Forma		Pro Forma
	iPass	GoRemote	Adjustments		Combined
	(In thousands, except per share data)
Revenues	$169,373	$44,697	$(4,361)	r	$209,709
Operating expenses:
Network access	42,109	21,460	(1,793)	s	61,776
Network operations	20,783	8,909	—		29,692
Research and development	17,571	2,322	—		19,893
Sales and marketing	50,448	11,879	—		62,327
General and administrative	17,059	7,581	—		24,640
Amortization of stock-based compensation	1,137	121	(121)	n	1,137

Amortization of acquired intangibles	2,367	954	(954)	o	4,201
			1,834	q

Restructuring charge	—	60	(60)	p	—

Total operating expenses	151,474	53,286	(1,094)		203,666

Operating income	17,899	(8,589)	(3,267)		6,043

Other income:
Interest income and other	3,899	269	—		4,168
Interest expense	—	(26)	—		(26)

Total other income	3,899	243	—		4,142

Income before income taxes	21,798	(8,346)	(3,267)		10,185
Provision for income taxes	8,903	3	(1,339)	t	7,567

Net income	$12,895	$(8,349)	$(1,928)		$2,618

Net income per share:
Basic	$0.20	$(0.20)			$0.04
Diluted	$0.19	$—			$0.04
Shares used to compute net income per share:
Basic	63,354	41,727			63,354
Diluted	66,277	—			66,277
The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
     On February 15, 2006, iPass completed its acquisition of GoRemote whereby GoRemote became a wholly owned subsidiary of iPass in a transaction accounted for using the purchase method.
     The unaudited pro forma condensed combined balance sheet as of December 31, 2005 and the unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2005 are based on the historical financial statements of iPass and GoRemote after giving effect to the acquisition and the assumptions and adjustments described in the notes herein.
     The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had iPass and GoRemote been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, iPass’ historical consolidated financial statements included in its Annual Report on Form 10-K, for its fiscal year ended December 31, 2005, and GoRemote’s historical consolidated financial statements for its fiscal year ended October 31, 2005, which are included as Exhibits 99.1 to this Form 8-K/A.
     The preliminary estimated total purchase price of the acquisition is as follows (in thousands):

Cash consideration for common and preferred stockholders	$75,806
Estimated fair value of options assumed	4,001
Direct transaction costs	3,097

Total preliminary estimated purchase price	$82,904

     Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to GoRemote’s net tangible and intangible assets based on their estimated fair values as of February 15, 2006. Management has allocated the preliminary estimated purchase price based on preliminary estimates based on various factors as described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the purchase price is preliminary pending the completion of various analyses and the finalization of estimates. The allocation of the preliminary purchase price is as follows (in thousands):

Net tangible assets	$10,821
Amortizable intangible assets:
Customer relationships	7,600
Supplier contracts	950
Internally developed software	350
Goodwill	52,931

Total assets acquired	72,652
Deferred tax assets, net	10,252

Total purchase price	$82,904

     Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets. The unaudited pro forma condensed combined consolidated statements of operations do not reflect the amortization of goodwill acquired in the proposed merger, consistent with the guidance in the Financial Accounting Standards Board (“FASB”) Statement No. 142, Goodwill and Other Intangible Assets.
     Amortization of other intangibles has been provided over the following estimated useful lives: customer relationships (Mobile Office) – 4 years, supplier contracts – 4 years; customer relationships (Fixed Broadband) – 7 years; internally developed software – 7 years. The following represents the estimated annual amortization of acquired intangibles (in thousands):

Fiscal Year

Remainder 2006	$1,605
2007	1,834
2008	1,834
2009	1,834
2010	685
2011	521
2012	521
2013	66

$8,900

2. Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the estimated purchase price, to reflect amounts related to GoRemote’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets and deferred stock-based compensation, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments.
     There were no significant intercompany balances and transactions between iPass and GoRemote as of the date and for the period of these pro forma condensed combined financial statements.
     The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had iPass and GoRemote filed consolidated income tax returns during the periods presented.
     The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities, as management is in the process of making these assessments and estimates of these costs are not currently known. However, liabilities ultimately will be recorded related to integration activities, including severance or relocation costs related to GoRemote employees, costs of vacating some facilities of GoRemote, or other costs associated with exiting activities of GoRemote. Any such adjustments to liabilities will be recorded as an adjustment to the purchase price and a corresponding offsetting adjustment to goodwill. In addition, iPass may incur significant restructuring charges upon completion of the acquisition or in subsequent quarters for severance or relocation costs related to iPass employees, or other costs associated with exiting activities of iPass. Any such restructuring charges would be recorded as an expense in the Statement of Operations in the period in which they were incurred.
     The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
(a)	To eliminate GoRemote’s historical intangible assets

(b)	To eliminate GoRemote’s historical goodwill

(c)	To eliminate GoRemote’s equity

(d)	To record the fair value of GoRemote stock options assumed

(e)	To accrue the direct costs of the transaction

(f)	To accrue certain integration and termination related costs

(g)	To record the fair value of GoRemote’s identifiable intangible assets

(h)	To record the cash consideration for GoRemote’s common and preferred stockholders

(i)	To reduce GoRemote’s deferred revenue to fair value, representing the legal performance obligations under GoRemote’s existing contracts

(j)	To reduce GoRemote’s deferred installation costs to fair value, representing the legal performance obligations under GoRemote’s existing contracts

(k)	To record goodwill

(l)	To record deferred tax assets related to GoRemote’s net operating losses

(m)	To eliminate GoRemote’s historical restructuring accrual

(n)	To eliminate GoRemote’s historical amortization of deferred stock-based compensation

(o)	To eliminate GoRemote’s historical amortization of acquired intangible assets

(p)	To eliminate GoRemote’s historical restructuring charge

(q)	To amortize acquired intangible assets

(r)	To eliminate revenue recognized from deferred revenues related to the elimination per item (i)

(s)	To eliminate deferred installation expenses related to the elimination per item (j)

(t)	To adjust the tax provision to reflect the effect of the pro forma adjustments
3. Pro Forma Net Income Per Share
     The pro forma basic and diluted net income per share are based on the number of iPass shares used in computing basic and diluted net income per share as GoRemote’s common stock was eliminated as a result of our purchase accounting and therefore removed from the pro forma presentation.